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                                                                   EXHIBIT 10.18

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              COMPUTER MOTION, INC.

                                 PROMISSORY NOTE

$3,000,000                                                     December 12, 2000
                                                              Goleta, California

        FOR VALUE RECEIVED, Computer Motion, Inc., a Delaware corporation ("Company"), promises to pay to Robert Duggan (the "Holder"), the principal sum of $3,000,000 together with interest from the date of this Note on the unpaid principal balance at a rate equal to the Prime Rate, defined as appearing in the Wall Street Journal or any other regularly published source selected by the Company) per annum (the "Prime Rate"). The Prime Rate shall be determined on the last day of each calendar month for use in calculating the interest which accrues for the succeeding calendar month. All unpaid principal, together with the balance of unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on demand.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees

1. Collateral: The Promissory Note is secured by all the assets of Computer Motion, Inc. except equipment financed under leasing agreements.

2. Default. The Company will be deemed to be in default hereunder and the unpaid principal balance of this Note, together with all accrued interest thereon, will become immediately due and payable on any default under this Note or the Agreement, including without limitation, any breach of the covenants and undertakings of the Company thereunder.

3. Successors and Assigns. The rights and obligations of Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

4. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Holder.

5. Notices. Any notice, approval, request, authorization, direction or other communication under this Note shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed or transmitted by facsimile with confirmation of receipt, (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or
(iii) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, at the address of the party set forth on the signature page of the Agreement (or at such other address as may be communicated to the notifying party in writing).

6. Payment. Payment shall be made in lawful tender of the United States.

7. Expenses. Proceeds of the note are subject to a 1.0% origination fee ($30,000) on the original loan which will be paid in January, 2001. If action is instituted to collect this Note,

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Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action.

8. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

9. Miscellaneous.

            (a) The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

            (b) The Holder shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

            (c) Time is of the essence hereof. Upon any default hereunder, the Holder may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

            (d) The remedies of the Holder as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at the Holder sole discretion, and may be exercised as often as occasion therefor shall occur.

            (e) The Company and the Holder intend to contract in compliance with all state and federal usury laws governing this Note. The Company and the Holder agree that none of the terms of the Agreement or this Note shall be construed as a contract for, or requirement to pay interest at a rate in excess of, the maximum interest rate allowed by any applicable state or federal usury laws. If the Holder receives sums which constitute interest that would otherwise increase the effective interest rate on the Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall, at Holder's option, either be credited to the payment of principal or returned to the Company.



        IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                   COMPUTER MOTION, INC., a Delaware Corporation



                                       By:    /s/: Gordon L. Rogers
                                           -------------------------------------
                                            Gordon L. Rogers,
                                            Chief Financial Officer